Exhibit 10.1

FIRST AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT

This First Amendment to Revolving Credit and Security Agreement (this “First Amendment”) is dated this 31st day of October, 2016, by and among AIR & LIQUID SYSTEMS CORPORATION, a Pennsylvania corporation (“ALS”), UNION ELECTRIC STEEL CORPORATION, a Pennsylvania corporation (“UES”), ALLOYS UNLIMITED AND PROCESSING, LLC, a Pennsylvania limited liability company (“Alloys”), AKERS NATIONAL ROLL COMPANY, a Delaware corporation (“National Roll”), AKERS SWEDEN AB, a company duly incorporated and organized under the laws of Sweden (the “Swedish Borrower”), and UNION ELECTRIC STEEL UK LIMITED, a limited liability company organized under the laws of England and Wales with registered company number 00162966 (the “UK Borrower”) (ALS, UES, Alloys, National Roll, the Swedish Borrower, the UK Borrower and each Person joined hereto as a borrower from time to time, are collectively, the “Borrowers”, and each a “Borrower”), the Guarantors (as defined therein) party hereto, the LENDERS (as defined therein) party hereto, and PNC BANK, NATIONAL ASSOCIATION, in its capacity as agent for the Lenders (hereinafter referred to in such capacity as the “Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Guarantors, the Lenders and the Agent entered into that certain Revolving Credit and Security Agreement, dated effective as of May 20, 2015, by and among the Borrowers, the Guarantors, the Lenders and the Agent (as amended, modified, supplemented, extended, renewed or restated from time to time, the “Credit Agreement”); and

WHEREAS, the Borrowers desire to amend certain provisions of the Credit Agreement which provisions require only Required Lenders approval, and the Required Lenders and the Agent agree to permit such amendments pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. All capitalized terms used herein which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement unless the context herein clearly indicates otherwise.

2. Section 1.2 of the Credit Agreement is hereby amended by inserting the following new definitions in their appropriate alphabetical order:

“ASW” shall mean ASW Steel, Inc., an Ontario corporation.

“First Amendment Closing Date” shall mean October 31, 2016.

3. Section 1.2 of the Credit Agreement is hereby amended by deleting the following definitions in their entirety and inserting in their stead the following:

“Fee Letter” shall mean the amended and restated fee letter dated the First Amendment Closing Date executed by Ampco-Pitt Corp. (for itself and on behalf of the other Loan Parties) and PNC.

“Permitted Loans” shall mean: (a) the extension of trade credit by a Loan Party to its Customer(s), in the Ordinary Course of Business in connection with a sale of Inventory or rendition of services, in each case on open account terms; (b) loans to employees in the Ordinary Course of Business not to exceed as to all such loans the aggregate Dollar Equivalent amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) at any time outstanding; (c) intercompany loans between and among Loan Parties, so long as, at the request of Agent, each such intercompany loan made after the Closing Date is evidenced by a promissory note (including, if applicable, any master intercompany note executed by the applicable Loan Party(ies)) on terms and conditions (including terms subordinating payment of the indebtedness evidenced by such note to the prior payment in full of all Obligations) acceptable to Agent in its reasonable discretion that has been delivered to Agent either endorsed in blank or together with an undated instrument of transfer executed in blank by the applicable Loan Party(ies) that are the payee(s) on such note, (d) intercompany loans made by any Loan Party to Akers Valji not to exceed, as to all such loans, the aggregate Dollar Equivalent amount of Five Million and 00/100 Dollars ($5,000,000.00) at any time outstanding, so long as, at the request of Agent, each such intercompany loan made after the Closing Date is evidenced by a promissory note (including, if applicable, any master intercompany note executed by the applicable Loan Party(ies) and Akers Valji) on terms and conditions (including terms subordinating payment of the indebtedness evidenced by such note to the prior payment in full of all Obligations) acceptable to Agent in its reasonable discretion that has been delivered to Agent either endorsed in blank or together with an undated instrument of transfer executed in blank by the applicable Loan Party(ies) that are the payee(s) on such note, (e) for the period commencing on the First Amendment Closing Date and ending on the date on which ASW becomes a Borrower pursuant to amendment documentation in form and substance acceptable to the Agent in its reasonable discretion, intercompany loans made by any Loan Party to ASW not to exceed, as to all such loans, the aggregate Dollar Equivalent amount of Seven Million Five Hundred Thousand and 00/100 Dollars ($7,500,000.00) at any time outstanding, (f) loans, advances and investments not otherwise permitted in items (a) through (e) above in Excluded Subsidiaries

(excluding ASW) in a Dollar Equivalent amount which shall not exceed Five Million and 00/100 Dollars ($5,000,000.00) in the aggregate at any one time; and (g) loans, advances and/or investments existing on the Closing Date as set forth and described on Schedule 1.3 attached hereto.

4. Clause (a) of Section 2.11 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

(a) Subject to the terms and conditions hereof, on and after: (x) the Closing Date with respect to the US Borrowers; (y) the UK Availability Date with respect to the UK Borrower; and (z) the Swedish Availability Date with respect to the Swedish Borrower, Issuer shall issue or cause the issuance of letters of credit for the benefit of the Loan Parties and their Subsidiaries denominated in Dollars or Swedish Krona for the account of any US Borrower, Dollars, Pounds Sterling or other Optional Currency, if any, for the account of the UK Borrower or Dollars, Swedish Krona or other Optional Currency, if any, for the account of the Swedish Borrower (collectively, “Letters of Credit”), except to the extent that the issuance thereof would then cause the sum of (i) the outstanding Revolving Advances plus (ii) the outstanding Swing Loans, plus (iii) the Maximum Undrawn Amount of all outstanding Letters of Credit, plus (iv) the Maximum Undrawn Amount of the Letter of Credit to be issued to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount (calculated without giving effect to the deductions provided for in Section 2.1(a)(A)(y)((iv) in the US Formula Amount, Section 2.1(a)(B)(y)(iv) in the UK Formula Amount and Section 2.1(a)(C)(y)(iii) in the Swedish Formula Amount); provided, further, however, that Issuer will not be required to issue or cause to be issued any Letters of Credit to the extent that the issuance of such Letters of Credit: (I) for the benefit of such UK Borrower would then cause the sum of the Dollar Equivalent amount of (i) (A) the outstanding Pound Sterling Denominated Revolving Advances to the UK Borrower plus (ii) the outstanding UK Swing Loans to the UK Borrower, plus (iii) the Maximum Undrawn Amount of all outstanding UK Letters of Credit to exceed the UK Formula Amount (calculated without giving effect to the deductions provided for in 2.1(a)(B)(y)(iv) in the UK Formula Amount and (B) the sum of outstanding Pound Sterling Denominated Revolving Advances to the UK Borrower and outstanding Swedish Krona Denominated Revolving Advances to the Swedish Borrower plus (ii) the sum of outstanding UK Swing Loans to the UK Borrower and outstanding Swedish Swing Loans to the Swedish Borrower, plus (iii) the Maximum Undrawn Amount of all outstanding UK Letters of Credit and all outstanding Swedish Letters of Credit to exceed the European Sublimit; or (II)

for the benefit of the Swedish Borrower would then cause the sum of the Dollar Equivalent amount of (i) (A) the outstanding Swedish Krona Denominated Revolving Advances to the Swedish Borrower plus (ii) the outstanding Swedish Swing Loans to the Swedish Borrower, plus (iii) the Maximum Undrawn Amount of all outstanding Swedish Letters of Credit to exceed the Swedish Formula Amount (calculated without giving effect to the deductions provided for in 2.1(a)(C)(y)(iii) in the Swedish Formula Amount and (B) the sum of outstanding Pound Sterling Denominated Revolving Advances to the UK Borrower and outstanding Swedish Krona Denominated Revolving Advances to the Swedish Borrower plus (ii) the sum of outstanding UK Swing Loans to the UK Borrower and outstanding Swedish Swing Loans to the Swedish Borrower, plus (iii) the Maximum Undrawn Amount of all outstanding UK Letters of Credit and all outstanding Swedish Letters of Credit to exceed the European Sublimit. The Maximum Undrawn Amount of all outstanding Letters of Credit shall not exceed in the aggregate at any time the Letter of Credit Sublimit. All disbursements or payments related to Letters of Credit shall be deemed to be Domestic Rate Loans consisting of Revolving Advances and shall bear interest at the Revolving Interest Rate for Domestic Rate Loans. Letters of Credit that have not been drawn upon shall not bear interest (but fees shall accrue in respect of outstanding Letters of Credit as provided in Section 3.2 hereof).

5. Schedule 1.1(S)(2) to the Credit Agreement is hereby deleted in its entirety and replaced by Schedule 1.1(S)(2) to the Credit Agreement attached hereto and made a part hereof.

6. The provisions of Sections 2 through 5 of this First Amendment shall not become effective until the Agent shall have received:

(a) this First Amendment, duly executed by the Borrowers, the Guarantors, the Required Lenders and the Agent;

(b) the documents and conditions listed in the Preliminary Closing Agenda attached hereto and made a part hereof as Exhibit A;

(c) payment of all fees and expenses owed to the Agent, and the Agent’s counsel in connection with this First Amendment and the Credit Agreement (including, without limitation, any such fees and expenses payable pursuant to any fee letter entered into between the Borrowers and the Agent in connection herewith); and

(d) such other documents in connection with such transactions as the Agent or said counsel may reasonably request.

7. Each Loan Party hereby reconfirms and reaffirms all representations and warranties, agreements and covenants made by it pursuant to the terms and conditions of the

Credit Agreement, except as such representations and warranties, agreements and covenants may have heretofore been amended, modified or waived in writing in accordance with the Credit Agreement, and except any such representations or warranties made as of a specific date or time, which shall have been true and correct in all material respects as of such date or time.

8. Each Loan Party acknowledges and agrees that each and every document, instrument or agreement, which secured the Obligations immediately prior to the entering into of this First Amendment, continues to secure the Obligations.

9. Each Loan Party represents and warrants to the Agent and each of the Lenders as follows: (i) such Loan Party has the full power to enter into, execute, deliver and carry out this First Amendment and all such actions have been duly authorized by all necessary proceedings on its part, (ii) neither the execution and delivery of this First Amendment by such Loan Party nor the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof by any of them will conflict with, constitute a default under or result in any breach of (a) the terms and conditions of the certificate or articles of incorporation, bylaws or other organizational documents of such Loan Party or (b) any material Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which such Loan Party is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of such Loan Party, and (iii) this First Amendment has been duly and validly executed and delivered by such Loan Party and constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of this First Amendment may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance and general concepts of equity.

10. Each Loan Party represents and warrants that (i) no Default or Event of Default exists under the Credit Agreement, nor will any occur as a result of the execution and delivery of this First Amendment or the performance or observance of any provision hereof or any transaction completed hereby, and (ii) the schedules attached to and made a part of the Credit Agreement, are true and correct in all material respects as of the date hereof, except as such schedules may have heretofore been amended or modified in writing in accordance with the Credit Agreement or pursuant to this First Amendment.

11. Each reference to the Credit Agreement that is made in the Credit Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby.

12. The agreements contained in this First Amendment are limited to the specific agreements made herein. Except as expressly set forth herein, this First Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Agent or the Lenders under the Credit Agreement or any Other Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any Other Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any Other Document in similar or different circumstances. This First Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. This First Amendment amends the Credit Agreement and is not a novation thereof. Nothing expressed or implied in this First Amendment or any other document contemplated hereby shall be construed as a release or other discharge of any Borrower or any Guarantor under the Credit Agreement or any Other Document from any of its obligations and liabilities thereunder.

13. This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument.

14. This First Amendment shall be governed by, and shall be construed and enforced in accordance with, the Laws of the Commonwealth of Pennsylvania without regard to the principles of the conflicts of law thereof. Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction and venue of the courts of the Commonwealth of Pennsylvania sitting in Allegheny County, Pennsylvania and the United States District Court for the Western District of Pennsylvania with respect to any suit arising out of or relating to this First Amendment.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, by their officers thereunto duly authorized, have executed this First Amendment on the day and year first above written.

BORROWERS:

WITNESS/ATTEST:	AIR & LIQUID SYSTEMS CORPORATION, a Pennsylvania corporation

/s/ Sharon Connolly	By:	/s/ Masha Trainor
	Name:	Masha Trainor
	Title:	Vice President, General Counsel and Secretary

WITNESS/ATTEST:	UNION ELECTRIC STEEL CORPORATION, a Pennsylvania corporation

/s/ Sharon Connolly	By:	/s/ Masha Trainor
	Name:	Masha Trainor
	Title:	Vice President, General Counsel and Secretary

WITNESS/ATTEST:	ALLOYS UNLIMITED AND PROCESSING, LLC, a Pennsylvania limited liability company

/s/ Sharon Connolly	By:	/s/ Masha Trainor
	Name:	Masha Trainor
	Title:	Vice President and Secretary

WITNESS/ATTEST:	AKERS NATIONAL ROLL COMPANY, a Delaware corporation

/s/ Sharon Connolly	By:	/s/ Masha Trainor
	Name:	Masha Trainor
	Title:	Vice President and Secretary

WITNESS/ATTEST:	AKERS SWEDEN AB, a company duly incorporated and organized under the laws of Sweden

/s/ Sharon Connolly	By:	/s/ Maria Trainor
	Name:	Maria Trainor
	Title:	Authorized Signatory

BORROWERS (continued):

WITNESS/ATTEST:	UNION ELECTRIC STEEL UK LIMITED, a limited liability company organized under the laws of England and Wales

/s/ Sharon Connolly	By:	/s/ Rose Hoover
	Name:	Rose Hoover
	Title:	Director

GUARANTORS:

WITNESS/ATTEST:	AMPCO-PITTSBURGH CORPORATION, a Pennsylvania corporation

/s/ Sharon Connolly	By:	/s/ Masha Trainor
	Name:	Masha Trainor
	Title:	Vice President, General Counsel and Secretary

WITNESS/ATTEST:	AMPCO-PITTSBURGH SECURITIES V LLC, a Delaware limited liability company

/s/ Sharon Connolly	By:	/s/ Masha Trainor
	Name:	Masha Trainor
	Title:	Vice President and Secretary

WITNESS/ATTEST:	AMPCO-PITTSBURGH SECURITIES V INVESTMENT CORPORATION, a Delaware corporation

/s/ Sharon Connolly	By:	/s/ Masha Trainor
	Name:	Masha Trainor
	Title:	Vice President, General Counsel and Secretary

WITNESS/ATTEST:	AMPCO UES SUB, INC., a Delaware corporation

/s/ Sharon Connolly	By:	/s/ Masha Trainor
	Name:	Masha Trainor
	Title:	Vice President, General Counsel and Secretary

GUARANTORS (continued):

WITNESS/ATTEST:	THE DAVY ROLL COMPANY LIMITED, a limited liability company organized under the laws of England and Wales

/s/ Sharon Connolly	By:	/s/ Rose Hoover
	Name:	Rose Hoover
	Title:	Director

WITNESS/ATTEST:	ROLLS TECHNOLOGY INC., a Delaware corporation

/s/ Sharon Connolly	By:	/s/ Masha Trainor
	Name:	Masha Trainor
	Title:	Vice President and Secretary

WITNESS/ATTEST:	AKERS AB, a company duly incorporated and organized under the laws of Sweden

/s/ Sharon Connolly	By:	/s/ Maria Trainor
	Name:	Maria Trainor
	Title:	Authorized Signatory

AGENT AND LENDERS:

PNC BANK, NATIONAL ASSOCIATION, As a Lender and as Agent

By:	/s/ David Thayer
Name:	David Thayer
Title:	Vice President

The Tower at PNC Plaza 300 Fifth Avenue Pittsburgh, PA 15222

Revolving Commitment Percentage: 42.50% Revolving Commitment Amount $42,500,000.00

FIRST NATIONAL BANK OF PENNSYLVANIA, As a Lender

By:	/s/ Barry K. Sullivan
Name:	Barry K. Sullivan
Title:	Senior Vice President

One North Shore Center, Suite 503 12 Federal Street Pittsburgh, PA 15212

Revolving Commitment Percentage: 35.00% Revolving Commitment Amount $35,000,000.00

CITIZENS BANK OF PENNSYLVANIA, As a Lender

By:	/s/ Donald P. Haddad
Name:	Donald P. Haddad
Title:	SVP

525 William Penn Place Pittsburgh, Pennsylvania 15219

Revolving Commitment Percentage: 22.50% Revolving Commitment Amount $22,500,000.00

EXHIBIT A

Preliminary Closing Agenda

(See Attached)

PRELIMINARY CLOSING AGENDA

This preliminary closing agenda contains the documents to be delivered in connection with a first amendment to the One Hundred Million and 00/100 Dollars ($100,000,000.00) credit facility provided to AIR & LIQUID SYSTEMS CORPORATION, a Pennsylvania corporation (“ALS”), UNION ELECTRIC STEEL CORPORATION, a Pennsylvania corporation (“UES Corp.”), ALLOYS UNLIMITED AND PROCESSING, LLC, a Pennsylvania limited liability company (“Alloys”), AKERS NATIONAL ROLL COMPANY, a Delaware corporation (“National Roll” and together with ALS, UES Corp. and Alloys, each a “US Borrower” and collectively, the “US Borrowers”), AKERS SWEDEN AB, a company duly incorporated and organized under the laws of Sweden with registration number 556031-8080 (“Akers Sweden”) and UNION ELECTRIC STEEL UK LIMITED, a limited liability company organized under the laws of England and Wales (the “UK Borrower” and together with the US Borrowers and Akers Sweden, each a “Borrower” and collectively, the “Borrowers”), by PNC BANK, NATIONAL ASSOCIATION (“PNC”), and various other financial institutions from time to time (PNC and such other financial institutions are each, a “Lender” and collectively, the “Lenders”), PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Agent”) and PNC CAPITAL MARKETS LLC, a Pennsylvania limited liability company, as Sole Lead Arranger and Sole Bookrunner.

No.	LOAN DOCUMENTS	Responsible Party

1.	First Amendment to Revolving Credit and Security Agreement, by and among the Borrowers, AMPCO-PITTSBURGH CORPORATION, a Pennsylvania corporation (“Ampco-Pitt Corp.”), AMPCO-PITTSBURGH SECURITIES V LLC, a Delaware limited liability company (“Ampco Securities”), AMPCO-PITTSBURGH SECURITIES V INVESTMENT CORPORATION, a Delaware corporation (“Ampco Investment”), AMPCO UES SUB, INC., a Delaware corporation (“Ampco UES”), and ROLLS TECHNOLOGY INC., a Delaware corporation (“RollTech”), THE DAVY ROLL COMPANY LIMITED, a limited liability company organized under the laws of England and Wales (“Davy Roll”), AKERS AB, a company duly incorporated and organized under the laws of Sweden with registration number 556153-4792 (“Akers AB” and together with Ampco-Pitt Corp., Ampco Securities, Ampco Investment, Ampco UES, RollTech and Davy Roll, each a “Guarantor” and collectively, the “Guarantors”)(the Borrowers and the Guarantors are each a “Loan Party” and collectively, the “Loan Parties”), the Lenders and the Agent (the “First Amendment”).	Agent

2.	Revised Schedules to the Credit Agreement (as necessary and appropriate):

a.	Schedule 1.1 – Existing Letters of Credit.	Agent

b.	Schedule 1.1(S)(1) – Excluded Domestic Subsidiaries.	Borrowers

c.	Schedule 1.1(S)(2) – Excluded Foreign Subsidiaries.	Borrowers

d.	Schedule 1.2 – Permitted Encumbrances.	Borrowers

e.	Schedule 1.3 – Permitted Loans	Borrowers

f.	Schedule 3.10 – Tax Gross-up and Indemnities for UK Borrower.	Agent

g.	Schedule 4.4 – Collateral Locations; Place of Business, Chief Executive Office, Real Property.	Borrowers

h.	Schedule 5.1 – Consents.	Borrowers

i.	Schedule 5.2(a) – States of Qualification and Good Standing.	Borrowers

j.	Schedule 5.2(b) – Subsidiaries.	Borrowers

k.	Schedule 5.4 – Federal Tax Identification Number.	Borrowers

l.	Schedule 5.6 – Prior Names.	Borrowers

m.	Schedule 5.7 – Environmental.	Borrowers

n.	Schedule 5.8(b)(i) – Litigation.	Borrowers

o.	Schedule 5.8(b)(ii) – Indebtedness.	Borrowers

p.	Schedule 5.8(d) – Plans.	Borrowers

q.	Schedule 5.9 – Intellectual Property, Source Code Escrow Agreements	Borrowers

r.	Schedule 5.10 – Licenses and Permits.	Borrowers

s.	Schedule 5.14 – Labor Disputes.	Borrowers

t.	Schedule 5.24 – Equity Interests.	Borrowers

u.	Schedule 5.25 – Commercial Tort Claims.	Borrowers

v.	Schedule 5.26 – Letter of Credit Rights.	Borrowers

w.	Schedule 5.27 – Material Contracts.	Borrowers

x.	Schedule 7.3 – Guarantees.	Borrowers

3. Revised/Amended Exhibits to the Credit Agreement:

a.	Exhibit 1.2 – Borrowing Base Certificate.	Agent

b.	Exhibit 1.2(a) – Compliance Certificate.	Agent

c.	Exhibit 2.1(a) – Revolving Credit Note.	Agent

d.	Exhibit 2.4(a) – Swing Loan Note.	Agent

e.	Exhibit 7.12(a) – Borrower Joinder.	Agent

f.	Exhibit 7.12(b) – Guarantor Joinder.	Agent

g.	Exhibit 8.1(c) – Financial Condition Certificate	Agent

h.	Exhibit 16.3 – Commitment Transfer Supplement.	Agent

4.      Lien Waiver Agreements made by each landlord for the benefit of the Agent with respect to all real property leased by any Loan Party, in form and substance satisfactory to the Agent, to the extent not previously delivered.

Borrowers

RELATED DOCUMENTS

5.      Evidence of Hazard and Liability Insurance of the Loan Parties at each of their locations in accordance with the terms of the Credit Agreement, along with endorsements naming the Agent as additional insured and lender loss payee.

Borrowers

6. Amended and Restated Agent’s Fee Letter.	Agent

7. Side Letter (if necessary).	Agent

RELATED DILIGENCE

8.	Fully executed copies of all (i) leases of real property to which any Loan Party is a party and (ii) those leases of personal property to which any Loan Party is a party with respect to which liens are identified on the Lien Searches to include assets in addition to specific equipment and the proceeds thereof, to the extent not previously delivered.	Borrowers

9.	Fully executed copies of all warehouse agreements to which any Loan Party is a party and other similar agreements with respect to the inventory of the Loan Parties, to the extent not previously delivered.	Borrowers

10.	Copies of all material contracts of the Loan Parties, including, but not limited to, (i) indentures and related documents, if any, (ii) purchase and sale agreements including related documentation specifying representations and warranties, (iii) union contracts, (iv) vendor supply agreements, (v) employment contracts of key management and (vi) loan documents, to the extent not previously delivered.	Borrowers

11.	Satisfactory results of all “know your customer”, “anti-money laundering” and “OFAC” due diligence of the Loan Parties and certain officers and employees thereof as determined by the Agent, to the extent not previously delivered.	Agent

Schedule 1.1(S)(2)

Excluded Foreign Subsidiaries

(See Attached)

SCHEDULE 1.1(S)(2)

EXCLUDED FOREIGN SUBSIDIARIES

Entity	Jurisdiction of Organization	Owner

3048568 Nova Scotia Company	Ontario	Union Electric Steel Corporation

Union Electric Steel B.V.B.A.	Belgium	3048568 Nova Scotia Company

Union Electric Steel (Hong Kong) Limited	Hong Kong	Union Electric Steel Corporation

Union Electric Steel MG Roll Company Limited	China	Union Electric Steel (Hong Kong) Limited (49%)

Aerofin Canada Services, Inc.	British Columbia	Air & Liquid Systems Corporation

Jiangsu Gong-Chang Roll Company Limited	China	Union Electric Steel UK Limited (25%)

Fast. Åkers Styckebruk KB	Sweden	Åkers Sweden AB

Åkers Specialty Rolls AB, Soderfors	Sweden	Åkers Sweden AB

Shanxi Åkers TISCO Roll Co. Ltd., Taiyan	China	Åkers AB (60%)

Åkers Brazil Ltda	Brazil	Åkers AB

Åkers Germany GmbH	Germany	Åkers AB

Åkers Pacific Pte. Ltd.	Singapore	Åkers AB

Åkers Cairo LLC.	Egypt	Åkers AB

Åkers Istanbul Ltd.	Turkey	Åkers AB

Åkers Trading (Shanghai) Co., Ltd.	China	Åkers AB

Rolltech Int. 2 AB	Sweden	Åkers AB

Rolltech Int. 3 AB	Sweden	Åkers AB

ASW Steel, Inc.	Ontario	Ampco UES Sub, Inc.